Exhibit 10.3
HARSCO CORPORATION

2016 NON-EMPLOYEE DIRECTORS’ LONG-TERM EQUITY COMPENSATION PLAN

Amendment No. 2

WHEREAS, the Board of Directors and stockholders of Harsco Corporation (the “Corporation”) have adopted the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “Plan”);
WHEREAS, pursuant to Section IV.A of the Plan, a total of 400,000 shares of the common stock, par value $1.25 per share, of the Corporation (the “Common Stock”) have been reserved for issuance under the Plan;
WHEREAS, the Corporation desires to increase the number of shares issuable under the Plan to an aggregate of 800,000 shares, including shares previously issued thereunder; and
WHEREAS, Section XIII of the Plan permits the Corporation to amend the Plan from time to time, subject only to certain limitations specified therein;
NOW, THEREFORE, the following amendment and modification is hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended at the Corporation’s Annual Meeting of Stockholders on April 20, 2021:
1. Section IV.A of the Plan shall be, and hereby is, amended such that the first sentence of such section shall hereby read as follows:
“Subject to Section IV.B and IV.C herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be eight hundred thousand (800,000) shares.”
2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan.

HARSCO CORPORATION

By: /s/ Russell C. Hochman
Name: Russell C. Hochman
Title: Corporate Secretary